EXHIBIT  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of SBE, Inc. on Form S-8 of our report dated November 23, 1999, relating to the financial statements and financial statement schedule, which appears in SBE, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 17, 2000

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